01/02 09:31 FuelNation(TM) Completes the Escrow Closure of Midwestern Petroleum [FLNT.OB]

FuelNation(TM) Completes the Escrow Closure of Midwestern Petroleum Marketer

Ozark Mountain Petroleum and Nick's Transport Inc. from Wilmoth Oil


BOCA RATON, Fla., Jan. 2 /PRNewswire/ -- FuelNation Inc. (OTC Bulletin Board:
FLNT), a United States-based global application service provider ("ASP") that provides Internet-based supply chain management and fulfillment services for the petroleum marketing industry, i.e. oil companies, marketers, gas stations and transports, announces it has completed the escrow closure of Ozark Mountain Petroleum, a petroleum marketer with sales volume of over 107 million gallons of fuel, Nicks Transport and Star Transport, a fuel and logistics transportation company with 196 tractors and trailers, two TravelCenters of America Franchises, one convenience store and bulk plant from Wilmoth Oil Company. This transaction included a substantial stock position in FuelNation and undisclosed amount of cash. The agreement included long- term management contracts for Dwight Wilmoth, Greg Wilmoth, Brent Wilmoth and Kay Jeffery. Existing management has agreed to stay on and lead the acquisitions and growth of additional Petroleum Marketers and transports throughout the Midwest and lead the companies and its employees into the new millennium with the leading-edge technology from FuelNation.

FuelNation's escrow closure is the last financial component of the acquisition that immediately precedes the legal purchase of Wilmoth Oil Company's assets. This activity paves the way for the purchase of Wilmoth Oil Company's assets by FuelNation in early January 2001. The Wilmoth closure is aligned with FuelNation's growth strategy of acquiring key assets in the petroleum marketing operations and transportation services businesses. This acquisition offers a number of valuable assets to FuelNation, ranging from deep relationships in the petroleum marketing industry to a solid management team and loyal employees.

Wilmoth will immediately implement the R2R technology solution at hundreds of gas station and truck stop sites during 2001. The R2R technology will offer efficiency gains, automate manual processes, cut costs and track the movement of fuel through GPS devices, which will improve the margins on the sale of fuel.

Chris R. Salmonson, President and CEO of FuelNation, stated, "We could not have accomplished our goals this fast without the Wilmoths, Dwight, Greg and Brent Wilmoth, their controller Kay Jeffery and all of the employees, who have been a gem to work with. We appreciate their in-depth knowledge of the industry, the respected relationships they have earned, and their drive to always give their best each and every time. We have not only gained new friends and business associates, we have added to our family."

Please access the Web site for your own perusal, at http://www.fuelnation.com. Sign up with a guest account to use our technology live on one of our stores and feel the difference, this is what separates us from all of the others.

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The statements in this press release that are not historical facts constitute
"forward-looking statements" that involve risks, uncertainties and other facts which may cause actual results to be materially different from those set forth in the forward-looking statements. Such factors include, but are not limited to, the following general economic and business conditions: competition; the ability to implement and the effectiveness of business strategy and development plans; quality of management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; and availability and cost of raw materials and supplies. In addition, the Company faces additional risks inherent in its business, including: market acceptance of its technology, including its R2R technology; the reliability of the company's technology in sustained and multiple application scenarios; the ability to scale its operations to support growth; the ability to attract necessary funding for its operations; and market conditions in the fuel industry. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. SOURCE FuelNation Inc.